SECOND AMENDMENT TO LINE OF CREDIT LOAN AGREEMENT

         THIS AMENDMENT TO LINE OF CREDIT LOAN AGREEMENT is made and entered on this 31st day of July, 1996 by and between TDI, INC., an Indiana corporation ("Company") and KEYBANK NATIONAL ASSOCIATION, formerly known as Society National Bank, Indiana ("Bank").

                                    RECITALS

         A. On or about July 26 1995, Company and Bank entered into a Line of Credit Loan Agreement ("Loan Agreement"). It was amended on or about May 8, 1996.

         B. The parties wish again to amend the Loan Agreement to extend the Termination Date.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained and other valuable consideration, the parties hereto agree that the Recitals above set forth are part of this amendment for all purposes and further agree as follows:

         1. The definition of "Termination Date" contained in Section 1.2 shall be amended by deleting "July 31, 1996" and replacing that date with "April 30, 1997."

          2. All other terms, provisions and conditions of the Master Line of Credit Loan Agreement are hereby ratified and shall continue in full force and effect.

         IN WITNESS WHEREOF, the Company has hereunto set its hand by its duly authorized officers on the day and year first above mentioned.


                                    COMPANY:
                                    TDI, Inc.

                                By: /s/ Richard B. DeBoer
                                    ------------------------------------------
                                    (Signature)

                                     Richard B. DeBoer, Chief Financial Officer
                                    ------------------------------------------
                                    (Typed or Printed Name and Office)


                                    BANK:
                                    KeyBank National Association

                                By: /s/ R. David Londergan, Jr.
                                    ------------------------------------------

                                    R. David Londergan, Jr., V.P.
                                    ------------------------------------------
                                    (Typed or Printed Name and Office)

SIGNATURES CONTINUED ON PAGE 2


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         The undersigned, The Morgan Group, Inc. represents and warrants that it has read and reviewed this amendment and that it consents to the execution of this document by Morgan Drive Away, Inc. and agrees to be bound by the terms and conditions contained herein.

                                         THE MORGAN GROUP, INC.:


                                By: /s/ Richard B. DeBoer
                                    ------------------------------------------
                                    (Signature)

                                     Richard B. DeBoer, Chief Financial Officer
                                    ------------------------------------------
                                    (Typed or Printed Name and Office)






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